STIPULATION OF SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) as of October 25, 2018 (“Effective Date”), is entered into by and among Libertas Funding LLC located at 382 Greenwich Ave, Suite 2, Greenwich, CT 06830, and Kinetic Direct Funders located at 382 Greenwich Ave, Suite 2, Greenwich, CT 06830 (hereinafter “Funders”) and the following specific Merchants (hereinafter “Merchants”):

a.	re: Judgement by Confession, Index No. 18814598, for the amount of $1,008,566.74

Naveen Doki

4902 Finchen Cr

Manassas, VA 20109

US IT Solutions, Inc

3031 Tisch Way

110 Plaza West, Ste 1098 San Jose, CA 95128

360 IT Professionals Inc.

5201 Great America Pkw, Ste 256 Santa Clara. CA 95054

b.	re: Judgement by Confession, Index No. 18814435, for the amount of $579,259.30

Naveen Doki

4902 Finchen Cr, Manassas, VA 20109

The Maslow Media Group, Inc. US IT Solutions, Inc.

360 IT Professionals Alliance Micro, Inc.

all located at: 2233 Wisconsin Ave NW, Ste 400, Washington, DC 20007

c.	re: Judgement by Confession, Index No. 18814438, for the amount of $229,320.26

Silvija Valleru

6206 Colchester Rd, Fairfax, VA 22030

Alliance Micro Inc.

Vivos IT, LLC

Vivos Global Services, LLC Vivos Holdings, LLC

Vivos Acquisitions, LLC Maslow Media Group, Inc.

all located at: 12154 Darnestown Rd, Gaithersburg, MD 20878

d.	re: Judgement by Confession, Index No. 18814597, for the amount of $229,320.26

Naveen Doki

4902 Finchen Cr, Manassas, VA 20109

Alliance Micro Inc. Vivos IT, LLC

Vivos Global Services, LLC Vivos Holdings, LLC

Vivos Acquisitions, LLC Maslow Media Group, Inc.

all located at: 12154 Darnestown Rd, Gaithersburg, MD 20878

WHEREAS, Funders purchased accounts receivables from Merchants,

WHEREAS, Merchants sold said accounts receivables to Funders for good and valuable consideration both Funders and Merchants attest hereto,

WHEREAS, Merchants failed to deliver the full amount of said accounts receivables to Funders,

WHEREAS, Silvija Valleru and Naveen Doki personally guaranteed any monies owed to Funders,

WHEREAS, Merchants acknowledge a failure to deliver receivables in the full amount owed to Funders.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement (collectively, the “Parties” and each individually, a “Party”) agree as follows:

1.	This Agreement is in the settlement of this matter only and only includes Merchants listed above as part of each individual Judgment By Confession (“COJ”), and shall not affect, alter or modify any claims, defenses or Judgments Funder has to any party, otherwise listed or not listed above, who is subject to one COJs listed as part of this Agreement.

2.	Due to the fact that Healthcare Resource Network, LLC (“HCRN”), a Defendant to COJs “b”, “c’, and “d” listed above, has currently commenced litigation regarding the validity of the COJs, as well as the agreements which spawned the COJs (“Litigation”), this Agreement shall not include HCRN, nor shall it remove, vacate, or affect any and all claims, defenses, personal guarantees and Judgments Funders have against HCRN, or Vivos Acquisitions, LLC in relation to its obligations due to HCRNs liability, or any other parties relating to HCRNs liability.

a.	Unless Merchants are in default of this Agreement Funders shall not enforce any action against Silvija Valleru or Naveen Doki, specifically in relation to their Personal Guaranty of monies owed by HCRN or Vivos Acquisitions, LLC, until the Litigation is settled to which Funders are a party to.

b.	In addition, unless Merchants are in default of this Agreement, and it is determined that Naveen Doki, Silvija Valleru and Vivos Acquisitions, LLC were within their full rights as owners and representatives of HCRN when they entered into contracts with Funders, the Personal Guarantees obligating Naveen Doki and Silvija Valleru to Funders shall be waived. However, if it is determined that Naveen Doki, Silvija Valleru and Vivos Acquisitions, LLC did not have the legal authority to bind HCRN to Funders, then Naveen Doki and Silvija Valleru shall be personally liable and obligated for any monies not yet collected on the COJs.

c.	Merchants shall notify Funders within five (5) days of any final settlement agreements reached or court outcomes regarding the Litigation.

d.	This clause (“2.”) in whole, shall supersede any and all other clauses in this Agreement.

3.	Merchants hereby agree to pay, and Funders agree to accept, in full satisfaction of Merchants debt, the sum of $750,000.00 (“settlement payment”) to be paid on or before as follows:

October 31, 2018	$42,500.00
November 20, 2018	$42,500.00
December 31, 2018	$55,363.48
January 31, 2019	$57,461.63
February 28, 2019	$59,769.59
March 31, 2019	$62,308.35
April 30, 2019	$65,100.99
May 31, 2019	$150,000.00
June 30, 2019	$68,172.89
July 31, 2019	$71,551.97
August 31, 2019	$75,271.10

4.	Funders shall release all UCCs held against Merchants upon the full and complete payment of the first two scheduled payments.

5.	This Agreement shall not prohibit Funders from Domesticating the COJs that are part of this Agreement. However, Funders shall not enforce said COJs unless Merchants default on this Agreement.

6.	Payments are to be made by check, money order (made payable to The Faskowitz Law Firm, PLLC and sent to The Faskowitz Law Firm, PLLC, 61-43 186 Street, Suite 207, Fresh Meadows, NY, 11365 with your file number on the check or money order), or wire (information upon request).

7.	Should any payment not be received by the due date, or should any check sent in payment be returned by the bank for any reason whatsoever and the payment not be received within five (5) days after written notification to Merchant, Funders shall have the right to enforce the COJs, without further notice, for the full COJ amounts, together with statutory interest, less any payments made.

8.	Merchants waive any and all defenses, jurisdictional or otherwise, in any action currently pending or to be commenced upon default to collect the debt herein or to enforce this Agreement.

9.	Upon full compliance with this Agreement, this matter shall be deemed fully satisfied between Funders and Merchants and no legal action shall be commenced.

10.	Facsimile signatures shall be deemed original for purposes of this settlement stipulation only.

11.	Mutual Release of Claims:

In consideration of the Settlement Payment and subject to the terms and conditions set out in this Agreement, and other good and valuable consideration, receipt of which is hereby acknowledged, Merchants their successors, assigns, estates, executors of those estates, heirs, beneficiaries and agents, (“Releasors”) release and discharge Funders and its respective current and former predecessors, successors, parents, affiliates, subsidiaries, and all of the aforementioned’ s respective agents, employees, officers, directors, shareholders, attorneys (The Faskowitz Law Firm, PLLC), collection agencies, credit reporting agencies and vendors (“Releasees”) from all claims of any kind (including any claims for damages, interest, fees and/or attorney’s fees) that it may have with respect to the Account, or any other matter between Releasors and Releasees, including without limitation, all claims that were asserted or could have been asserted in the Litigation as of the date of this Agreement. Merchants further agree that it will not file any claims, complaints, affidavits, arbitrations or proceedings with any regulatory or administrative agency with respect to the matters released in this Agreement against any of the aforementioned, and any such claims, complaints, affidavits, arbitrations or proceedings filed prior to the execution of this Agreement shall promptly be dismissed or withdrawn. This Agreement is intended to resolve forever the entire disagreement between Releasors and Releasees.

In consideration of the Settlement Payment and subject to the terms and conditions set out in this Agreement, and other good and valuable consideration, receipt of which is hereby acknowledged, Funders, their predecessors, successors, assigns, estates, executors of those estates, heirs, beneficiaries, parents, affiliates, subsidiaries, agents, employees, officers, directors, shareholders, attorneys (including, but not limited to, The Faskowitz Law Firm PLLC) (“Releasors”), releases and discharges Merchants and all its successors, assigns, estates, executors of those estates, heirs, beneficiaries and agents (“Releasees”) from any and all present and future actions, causes, causes of action, covenants, contracts, claims, losses, liabilities, and demands whatsoever, whether based on any federal, state, local or municipal law, act, ordinance, statute, regulation or rule (whether known or unknown at the time of execution of this Agreement), any common law, any public policy, and any contract or agreement (whether oral or written, express or implied), or otherwise, that Releasors had, have or may have (whether known or unknown, contingent or liquidated, choate or inchoate, or otherwise) against Releasees by reason of, arising out of, relating to, or otherwise in connection in any way with, the acts or omissions to act of Releasees from the beginning of time through and including the date of this Release.

12.	This offer is only valid if executed by 5PM EST on 10/25/2018.

SIGNING PAGE TO FOLLOW:

Dated: 10/25/2018

FOR MERCHANTS:		FOR FUNDERS:

BY:		BY:
	360 IT Solutions Inc/ US IT Solutions, Inc/ Alliance Micro, Inc./ Vivos IT, LLC/ Vivos Global Services, LLC/ Vivos Holdings, LLC/ Vivos Acquisitions, LLC/ Maslow Media Group, Inc.		David Epstein, Esq. THE FASKOWITZ LAW FIRM, PLLC As Attorneys for Funders 61-43 186 Street, Suite 207 Fresh Meadows, NY 11365 (718) 407-2464

BY:
Silvija Valleru

BY:
Naveen Doki

Please note that we are required, under Federal Law, to advise you that we are debt collectors and any information we obtain will be used in attempting to collect this debt